Exhibit 10.1

Dated: November 28, 2022

Antalpha Technologies Limited

(“Vendor”)

Antalpha Technologies Holdings Limited

(“Vendor Affiliate”)

Meta Rich Limited

(“Purchaser”)

and

Metalpha Technology Holding Limited

(formerly known as Dragon Victory International Limited)

(“Purchaser ParentCo”)

SALE AND PURCHASE AGREEMENT

of

49 shares in

Metalpha Limited

(the “Agreement”)

THIS AGREEMENT is made on November 28, 2022

AMONG: -

(1)	Antalpha Technologies Limited, a business company with limited liability incorporated in the British Virgin Islands, with its registered address at Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands (the “Vendor”);

(2)	Antalpha Technologies Holdings Limited, a business company with limited liability incorporated in the British Virgin Islands, with its registered address at Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands (the “Vendor Affiliate”);

(3)	Meta Rich Limited, a business company with limited liability incorporated in the British Virgin Islands, with its registered address at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (the “Purchaser”); and

(4)	Metalpha Technology Holding Limited (formerly known as Dragon Victory International Limited), an exempted company limited by shares incorporated in the Cayman Islands, with its principal business address at Suite 1508, Central Plaza, 18 Harbour Road, Wan Chai, Hong Kong (the “Purchaser ParentCo”).

(each a “Party” and collectively, “Parties”)

WHEREAS: -

A.	Metalpha Limited (the “Company”) was incorporated under the laws of the British Virgin Islands as a BVI Business Company, with its registered address is at Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands. As of the date hereof, the Company has issued 100 ordinary shares, representing, in aggregate, 100% of the issued and outstanding share capital of the Company.

B.	The Purchaser is a wholly owned subsidiary of the Purchaser ParentCo.

C.	The Vendor Affiliate is a wholly owned subsidiary of the holding company of the Vendor and as such an affiliate of the Vendor.

D.	As at the date hereof, the Vendor and the Purchaser hold 49 shares and 51 shares of issued and outstanding capital of the Company, respectively. The Vendor has agreed to sell its 49 shares of capital of the Company to the Purchaser (the “Sale Shares”), and the Purchaser has agreed to purchase the Sale Shares from the Vendor.

E.	Upon signing of the Agreement and the completion of the transfer of the Sale Shares, the Purchaser will become the sole shareholder of the Company and the Purchaser ParentCo will become the sole ultimate beneficial owner of the Company.

F.	The Parties have agreed to the sale and purchase of the Sale Shares on the terms and subject to the conditions set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	Interpretation

1.1	The following definitions and rules of interpretation apply in this Agreement.

Business Day: a day, other than a Saturday, Sunday or public holiday in Hong Kong, special administrative region of China (“Hong Kong”), the British Virgin Islands and the Cayman Islands, when banks in Hong Kong are open for business.

Completion: completion of the sale and purchase of the Sale Shares pursuant to clause 5.

Conditions Precedent: the conditions precedent set out in clause 4.

Governmental Authority: any supranational, national, provincial, state, municipal, local or other government, whether United States or otherwise, any instrumentality, subdivision, administrative agency or commission thereof, court, other governmental authority or regulatory body or instrumentality, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority or any self-regulatory agency (including any stock exchange).

LYL Shares: ordinary shares of the Purchaser ParentCo, of par value US$0.0001 per share.

NASDAQ: the NASDAQ Stock Market LLC.

Purchaser Warranties: the representations and warranties made by the Purchaser contained in clause 6.3 and the representations and warranties made by the Purchaser ParentCo contained in clause 6.4.

SEC: the Securities and Exchange Commission of the United States of America or any other federal agency at the time administering the Securities Act.

Subscription Agreement: the securities subscription and warrant purchase agreement to be entered into by the Purchaser ParentCo and the Vendor Affiliate, on or about the date of this Agreement, in connection with the subscription of certain securities of the Purchaser ParentCo by the Vendor Affiliate.

US$ or $: United States Dollars.

Vendor Warranties: the representations and warranties made by the Vendor contained in clause 6.1 and the representations and warranties made by the Vendor Affiliate contained in clause 6.2.

1.2	Clause and paragraph headings shall not affect the interpretation of this Agreement.

1.3	Unless the context otherwise requires, words in the singular shall include the plural and words in the plural shall include the singular.

1.4	A reference to writing or written includes also email.

1.5	References to clauses are to the clauses of this Agreement.

1.6	Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

2.	SALE AND PURCHASE OF Sale SHARES

2.1	Subject to and conditional upon the terms and conditions herein, the Vendor agrees to sell and the Purchaser agrees to purchase the Sale Shares free from all Encumbrances (defined below) and with all rights attaching thereto, including the right to all dividends and other distributions hereafter declared, paid or made in respect thereof.

3.	Purchase Price

3.1	The total consideration for the sale of the Sale Shares shall be US$2,500,000 (the “Purchase Price”), which shall be satisfied by the allotment and issuance of 2,500,000 LYL Shares (the “Consideration Shares”) by the Purchaser ParentCo to the Vendor Affiliate (as nominee of the Vendor) at Completion.

4.	Conditions Precedent

4.1	The obligation of each Party to consummate the transactions contemplated hereunder shall be conditional upon the fulfilment of the following Conditions Precedent on or before the Completion Date:

(A)	all necessary consents, approvals, permits and/or authorisations in respect of the transactions contemplated under this Agreement having been obtained; and

(B)	no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory action, restraint or prohibition preventing or challenging the consummation of the transactions contemplated hereunder having been issued, nor shall there be any action taken, or any law enacted, entered, enforced or deemed applicable to the transactions contemplated hereunder which makes the consummation of such transactions illegal.

4.2	The obligation of the Purchaser and the Purchaser ParentCo to consummate the transactions contemplated hereunder shall be conditional upon the fulfilment of the following Conditions Precedent on or before the Completion Date:

(A)	all Vendor Warranties being true, accurate and not misleading in all material respects on the date of this Agreement and on the Completion Date (as though they had been made on such dates by reference to the facts and circumstances then subsisting); and

(B)	Each of the Vendor and the Vendor Affiliate having performed in all material respects all obligations required to be performed under this Agreement by it on or before the Completion Date.

4.3	The obligation of the Vendor and the Vendor Affiliate to consummate the transactions contemplated hereunder shall be conditional upon the fulfilment of the following Conditions Precedent on or before the Completion Date:

(A)	all Purchaser Warranties being true, accurate and not misleading in all material respects on the date of this Agreement and on the Completion Date (as though they had been made on such dates by reference to the facts and circumstances then subsisting);

(B)	each of the Purchaser and the Purchaser ParentCo having performed in all material respects all obligations required to be performed under this Agreement by it on or before the Completion Date; and

(C)	all reporting requirements applicable to the Purchaser or the Purchaser ParentCo in respect of the transactions contemplated hereunder (including the issue and allotment of the Consideration Shares by the Purchaser ParentCo) being fulfilled, including without limitation, to the extent necessary, making disclosures, notices and filings to or with the NASDAQ, acquiring shareholders’ approvals or obtaining an adequate opinion of counsel in respect of the home country practice exemption under any NASDAQ continued listing rules and regulations.

4.4	To the extent permitted by applicable law, all Conditions Precedent may be waived by the Party or Parties entitled to the benefit of the relevant Conditions Precedent.

5.	Completion

5.1	Completion shall take place remotely by electronic means (i) as soon as practicable and in any event no later than three (3) Business Days after the date on which all Conditions Precedent (other than the Conditions that by their nature are to be satisfied at Completion, but subject to the satisfaction or, to the extent permissible, waiver of those Conditions Precedent at Completion) are satisfied (or waived), or (ii) on any other date as may be agreed upon by the Parties in writing (the “Completion Date”); provided that the Completion Date shall be no later than three (3) months following the date hereof, unless otherwise extended by the Parties in writing (the “Completion Deadline”).

5.2	At Completion, the Vendor shall deliver or cause to be delivered to the Purchaser and/or its nominee:

(A)	the instrument(s) of transfer of the Sale Shares duly executed by the Vendor as registered holder thereof in favour of the Purchaser or its nominee containing the name and address of the Purchaser or its nominee together with the related share certificate(s);

(B)	a certified copy of the resolutions, in agreed upon form, adopted by the Vendor’s board of directors approving the execution and delivery of this Agreement and any other documents to be delivered by the Vendor at Completion.

5.3	At Completion, the Vendor Affiliate shall deliver or cause to be delivered to the Purchaser a copy of the resolutions, in agreed upon form, adopted by the Vendor Affiliate’s board of directors approving the execution and delivery of this Agreement and any other documents to be delivered by the Vendor Affiliate at Completion, certified by a director of the Vendor Affiliate.

5.4	At Completion, the Purchaser shall deliver or cause to be delivered to the Vendor and/or its nominee a copy of the resolutions, in agreed upon form, adopted by the Purchaser’s board of directors approving the execution and delivery of this Agreement and any other documents to be delivered by the Purchaser at Completion, certified by a director of the Purchaser.

5.5	At Completion, the Purchaser ParentCo shall deliver or cause to be delivered to the Vendor Affiliate:

(A)	a copy of the duly executed share certificate representing the Consideration Shares registered in the name of the Vendor Affiliate or effect such delivery in book-entry form;

(B)	an updated copy of the shareholder list prepared by the transfer agent of the Purchaser ParentCo evidencing the ownership of the Consideration Shares by the Vendor Affiliate, certified by a director of the Purchaser ParentCo; and

(C)	a copy of the resolutions, in agreed upon form, adopted by the Purchaser ParentCo’s board of directors approving the execution and delivery of this Agreement and any other documents to be delivered by the Purchaser ParentCo at Completion, certified by a director of the Purchaser ParentCo.

6.	REPRESENTATIONS AND WARRANTIES

6.1	The Vendor warrants, represents and undertakes to each of the Purchaser and Purchaser ParentCo as follows: -

(A)	that the Vendor is a company duly incorporated and validly existing under the laws of its incorporation place;

(B)	that the Sale Shares are free from all any interest or equity of any person (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security, interest, title retention, right to acquire, security interest, option, pre-emptive or other similar right, right of first refusal, restriction, third-party right or interest, any other encumbrance, condition or security interest whatsoever or any other type of preferential arrangement (including without limitation, a title transfer or retention arrangement) having similar effect or any other security agreement or arrangement (the “Encumbrances”) and no commitment has been given to create an Encumbrance affecting the Sale Shares;

(C)	that Vendor has full beneficial title and right to the Sale Shares free from all Encumbrances, and that the Vendor has the power and authority to sell and transfer the Sale Shares to the Purchaser and/or its designated nominee; and

(D)	that the Vendor has full power to enter into and perform this Agreement and this Agreement will, when executed, constitute legal, valid and binding obligations on the Vendor in accordance with its terms.

6.2	The Vendor Affiliate warrants, represents and undertakes to each of the Purchaser and the Purchaser ParentCo as follows:

(A)	that it is a company duly incorporated and validly existing under the laws of its incorporation place; and

(B)	that the Vendor Affiliate has full power to enter into and perform this Agreement and this Agreement will, when executed, constitute legal, valid and binding obligations on the Vendor Affiliate in accordance with its terms.

6.3	The Purchaser warrants, represents and undertakes to each of the Vendor and the Vendor Affiliate as follows:

(A)	that it is a company duly incorporated and validly existing under the laws of its incorporation place; and

(B)	that the Purchaser has full power to enter into and perform this Agreement and this Agreement will, when executed, constitute legal, valid and binding obligations on the Purchaser in accordance with its terms.

6.4	The Purchaser ParentCo warrants, represents and undertakes to each of the Vendor and the Vendor Affiliate as follows:

(A)	that it is a company duly incorporated and validly existing under the laws of its incorporation place;

(B)	that all the Consideration Shares will be duly authorised, validly issued and fully paid up and free from all Encumbrances, and none of such Consideration Shares will be issued in violation of the memorandum and articles of association of the Purchaser ParentCo or the terms of any agreement or laws and regulations by which the Purchaser ParentCo is bound, if any;

(C)	that it has full power and is duly authorised by all necessary corporate action on its part to enter into and perform this Agreement (including without limitation, the issuance and allotment of the Consideration Shares by the Purchaser ParentCo) and this Agreement will, when executed, constitute legal, valid and binding obligations on it in accordance with its terms; and

(D)	there is no requirement to obtain any consent, approval, order or authorization of, or registration, declaration or filing with, or notice to any governmental authority or any other person necessary or required for the consummation of the transactions contemplated by this Agreement (including without limitation, the issuance and allotment of the Consideration Shares by the Purchaser ParentCo), except such as have been or will have been obtained, made or given on or prior to the Completion Date and except for any filing or notification required to made with the SEC or the NASDAQ regarding the issuance of the Consideration Shares.

6.5	The Vendor and the Vendor Affiliate shall be deemed to have given all the Vendor Warranties on the date of this Agreement and on the Completion Date. Each of the Vendor and the Vendor Affiliate hereby acknowledges that each of the Purchaser and the Purchaser ParentCo is relying on the Vendor Warranties in entering into this Agreement.

6.6	The Purchaser and Purchaser ParentCo shall be deemed to have given all the Purchaser Warranties on the date of this Agreement and on the Completion Date. Each of the Purchaser and Purchaser ParentCo hereby acknowledges that each of the Vendor and Vendor Affiliate is relying on the Purchaser Warranties in entering into this Agreement.

6.7	Each of the Purchaser and Purchaser ParentCo hereby jointly and severally undertakes to the Vendor and the Vendor Affiliate that they will disclose in writing to the Vendor and the Vendor Affiliate any event or circumstance which may arise after the date hereof and prior to the Completion Date which may make any of the Purchaser Warranties made by them untrue, inaccurate or misleading in any material respect, as soon as practicable after either the Purchaser or the Purchaser ParentCo has become aware of such event or circumstance.

6.8	Each of the Vendor and the Vendor Affiliate hereby jointly and severally undertakes to the Purchaser and the Purchaser ParentCo that they will disclose in writing to the Purchaser and the Purchaser ParentCo, any event or circumstance which may arise after the date hereof and prior to the Completion Date which may make any of the Vendor Warranties made by them untrue, inaccurate or misleading in any material respect, as soon as practicable after the Vendor or the Vendor Affiliate (as applicable) has become aware of such event or circumstance.

6.9	The joint maximum liability of the Vendor and the Vendor Affiliate under this Agreement in respect of any breach of the Vendor Warranties or non-performance of any covenants hereunder shall not exceed the aggregate Purchase Price actually received by the Vendor and Vendor Affiliate under this Agreement.

6.10	The joint maximum liability of the Purchaser and the Purchaser ParentCo under this Agreement in respect of any breach of the Purchaser Warranties or non-performance of any covenants hereunder shall not exceed the aggregate value of the Sale Shares (as measured by the Purchase Price) actually transferred to the Purchaser under this Agreement.

6.11	No Party shall be required to compensate any other Party more than once (whether under this Agreement or the Subscription Agreement) in respect of the same loss.

7.	RESTRICTIONS ON COMMUNICATION AND ANNOUNCEMENTS

7.1	Each of the Parties undertakes to the other Party that it shall not at any time after the date of this Agreement divulge or communicate to any person other than to its professional advisers, or when required by law or by any Governmental Authority, or to its respective officers or employees whose province it is to know the same any confidential information concerning the business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of the other which may be within or may come to its knowledge in connection with the transactions contemplated by this Agreement and it shall use its best endeavours to prevent the publication or disclosure of any such confidential information concerning such matters. This restriction shall not apply to information or knowledge which is or which properly comes into the public domain, through no fault of any of the Parties or to information or knowledge which is already known to any of the Parties at the time of its receipt.

7.2	Each of the Parties undertakes that it shall not at any time (save as required by law or by any Governmental Authority) make any announcement in connection with this Agreement unless (i) each other Party shall have given its consent to such announcement (which consent may not be unreasonably withheld or delayed and may be given either generally or in a specific case or cases and may be subject to conditions), or (ii) the first Party is required by law or by any Governmental Authority to make such announcement, in which case each other Party agrees to supply all relevant information relating to itself that is within its knowledge or in its possession as may be reasonably necessary or as may be required by any Governmental Authority to be included in the announcement.

8.	ADDITIONAL COVENANTS

8.1	The Purchaser ParentCo hereby agrees and acknowledges that, the Consideration Shares, when issued, shall constitute Registrable Securities (as defined under the Subscription Agreement) and the Vendor Affiliate, as the registered holder of the Consideration Shares, shall be entitled to the registration rights as specified in Schedule B attached to the Subscription Agreement.

8.2	The Purchaser ParentCo shall at all times promptly take all necessary or desirable actions required to duly and validly rely on the exemption for foreign private issuers from applicable rules and regulations of Nasdaq with respect to corporate governance to rely on “home country practice” in connection with the transactions contemplated hereunder (including an exemption from any Nasdaq rules that would otherwise require seeking shareholder approval in respect of such transactions), including without limitation, to the extent necessary, making disclosures, notices and filings to or with the Nasdaq and obtaining an adequate opinion of counsel in respect of the home country practice exemption. The Purchaser ParentCo shall use commercially reasonable efforts to continue the listing and trading of the LYL Shares on Nasdaq and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Purchaser ParentCo’s reporting, filing and other obligations under any Nasdaq rules.

9.	FURTHER ASSURANCE

Each Party undertakes to the other Party to execute or procure to be executed all such documents and to do or procure to be done all such other acts and things as may be reasonable and necessary to give all Parties the full benefit of this Agreement.

10.	NOTICES

10.1	Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (c) one (1) Business Day after deposit with an internationally recognized overnight courier service, or (d) when sent by confirmed electronic mail if sent during normal business hours of the recipient, and if not, then on the next Business Day, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Purchaser or the Purchaser ParentCo, to:

Address: Suite 1508, Central Plaza, 18 Harbour Road, Wan Chai, Hong Kong, China

Attention: NI Ming

Email: niming@dvintinc.com

If to the Vendor or the Vendor Affiliate, to:

Address: Suntec Tower 2, 9 Temasek Boulevard, #13-01/02/03, Singapore, 038989

Attention: JIN Xin

Email: jing@antalpha.com; legal@antalpha.com

10.2	Any Party may change its address for purposes of this clause 10 by giving the other Parties hereto written notice of the new address in the manner set forth above. For the avoidance of doubt, only notice delivered to the address and person of the Parties to this Agreement shall constitute effective notice to such Party for the purposes of this Agreement.

11.	TERMINATION

11.1	This Agreement may be terminated prior to the Completion:

(A)	by written consent of all Parties; or

(B)	by either Party, in the event that any Governmental Authority shall have issued a judgment or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such judgment or other action shall have become final and non-appealable, provided that, this Agreement shall automatically terminate if the Completion has not occurred on or prior to the Completion Deadline.

11.2	Upon the termination of this Agreement, this Agreement will have no further force or effect, except for the provisions of clauses 7, 10, 12 and 13.1, which shall survive any termination under clause 11.1; provided that no Party shall be relieved or released from any liabilities or damages arising out of (i) fraud or (ii) any breach of this Agreement prior to such termination.

12.	GOVERNING LAW and Jurisdiction

12.1	This Agreement shall be governed by and construed in accordance with the laws of Hong Kong without giving effect to any choice or conflict of law provision or rule thereunder.

12.2	Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it (the “Dispute”) shall be submitted to arbitration upon the request of any Party with notice, in the manner set forth in clause 10.1, to the other Party. The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Administered Arbitration Rules then in effect, which rules are deemed to be incorporated by reference into this clause 12.

12.3	There shall be three (3) arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. The Chairman of the HKIAC shall select the third arbitrator. If either party to the arbitration does not appoint an arbitrator who has consented to participate within the aforementioned 30-day period, the relevant appointment shall be made by the Chairman of the HKIAC. The arbitration proceedings shall be conducted in English.

12.4	Each Party irrevocably waives, to the fullest extent it may lawfully do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration in Hong Kong and the HKIAC, and hereby submits to the exclusive jurisdiction of the HKIAC in any such arbitration. The award of the arbitration tribunal shall be conclusive and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award. Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

13.	MISCELLANEOUS

13.1	Each Party shall bear its own costs of and incidental to the preparation, negotiation and settlement of this Agreement and the transactions contemplated hereunder (including, without limitation, legal fees and expenses, and capital fees or stamp duty (if any) relating to this Agreement).

13.2	Save as specifically provided herein, a person who is not a Party of this Agreement has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the laws of Hong Kong) to enforce any term of this Agreement.

13.3	This Agreement shall be binding on and enure for the benefit of the personal representative or successors of the Parties. Except otherwise provided herein, no Party shall be entitled to assign or transfer or purport to assign or transfer any of their rights, interests, duties or obligations under this Agreement without the prior written consent of the other Parties.

13.4	The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the continuation in force of the remainder of this Agreement.

13.5	Save as specifically provided herein, a person who is not a Party to this Agreement has no right to enforce any term of this Agreement.

13.6	For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. Signatures in the form of facsimile or electronically imaged “PDF” shall be deemed to be original signatures for all purposes hereunder.

[Execution Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first above written.

THE VENDOR:

Antalpha Technologies Limited

By	/s/ Jin Xin
Name:	JIN XIN
Title:	Director

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first above written.

THE VENDOR AFFILIATE:

Antalpha Technologies Holdings Limited

By	/s/ Jin Xin
Name:	JIN XIN
Title:	Director

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first above written.

THE PURCHASER:

Meta Rich Limited

By:	/s/ Ni Ming
Name:	Ni Ming
Title:	Director

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first above written.

THE PURCHASER PARENTCO

Metalpha Technology Holding Limited

/s/ Liu Limin
Name:	Liu Limin
Title:	Director & CEO